UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 13, 2009
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-33706 (Commission File Number)	98-0399476 (IRS Employer Identification No.)

9801 Anderson Mill Road, Suite 230, Austin, Texas (Address of principal executive offices)	78750 (Zip Code)

(512) 828-6980
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 - Entry into a Material Definitive Agreement.

On October 13, 2009, Uranium Energy Corp. (the "Company") entered into an agreement with URN Resources Inc. ("URN"), a subsidiary of Uranium One Inc., and an agreement in principle with Everest Exploration Inc. ("Everest"), to collectively acquire a 100% ownership interest in the South Texas Mining Venture, L.L.P. ("STMV"), a Texas limited liability partnership.

The Company has entered into a Securities Purchase Agreement (the "Agreement") with URN to acquire all of its 99% interest in STMV (the "Acquisition"). Under the terms of the Agreement the Company agreed to issue 2,500,000 shares of common stock of the Company to make the Acquisition. The closing of the Acquisition is subject to a number of conditions including, among other things, the receipt by both parties of certain consents and releases at closing.

The Company has also entered into an agreement in principle (the "Agreement in Principle") with Everest to purchase substantially all of the assets of Everest, including its 1% interest in STMV. To make the acquisition, the Company will pay 200,000 shares of common stock of the Company and a cash payment of $1,000,000 to be used, in part, for reclamation work to be performed by Everest and, subsequent to final closing, the Company, for final reclamation on two properties previously mined and restored by Everest. Among other things, the Agreement in Principle is subject to the Company's due diligence and the execution of a definitive asset purchase agreement.

The assets of STMV include the fully licensed and permitted Hobson ISR Processing Plant ("Hobson"), the La Palangana Uranium Project ("Palangana"), which is at an advanced stage of permitting, and a portfolio of exploration-stage properties located in South Texas. The Hobson facility is expected to form the basis of a new regional operating strategy for the Company's projects in South Texas. The Company anticipates that its Goliad and Nichols, and, after final closing, Palangana projects will now become satellite ISR operations, with loaded resins being transported to Hobson for further processing into dried U3O8 (commonly known as yellowcake).

As a result of the acquisition of STMV, the Company's Texas land position will now include five additional properties, all with recognized uranium mineralization, and which lie within approximately 100 miles of the licensed Hobson facility. The STMV acquisition will also include significant data files that document decades of South Texas-focused uranium exploration and mining.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.
Exhibit	Description
10.1	Securities Purchase Agreement between URN Resources Inc. and Uranium Energy Corp. dated October 13, 2009
10.2	Letter Agreement with Everest Exploration Inc. dated October 13, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 19, 2009.	URANIUM ENERGY CORP. By: /s/ Amir Adnani Name: Amir Adnani Title: President, Chief Executive Officer and a director

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